EXHIBIT 10.1


                     STOCK OWNERSHIP REQUIREMENTS AGREEMENT

         This Stock Ownership Requirements Agreement (this "Agreement") is entered into by and between Apria Healthcare Group Inc. (the "Company") and ________________________ (the "Officer") as of this 18th day of February, 2003.


                                    RECITALS

         A. The Corporation has adopted Stock Ownership Requirements For Senior Executive Officers that apply to certain senior executive officers of the Company (the "Requirements"). The Requirements, as currently in effect, are attached to this Agreement as Exhibit A.

         B. The Officer is currently a Senior Executive Officer within the meaning of the Requirements and owns shares of Company stock and/or holds previously-granted options to acquire additional shares of Company stock.

         C. The Officer and the Company desire that any Company stock that the Officer may currently own, and any stock that the Officer may acquire in the future upon exercise of a previously-granted Company option, be subject to certain transfer restrictions set forth below.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Officer will not sell or otherwise transfer (other than as permitted by Section 4 below) more than one-half of the "Net Shares" (as such term is defined in the Requirements) the Officer acquires upon exercise of any Company stock option granted prior to December 31, 2002 earlier than (A) 90 days after the date such shares were acquired upon exercise of the option or (B) the termination of the Officer's employment with the Company, whichever first occurs.

         2. As to all shares of Company stock subject to the 90-day restriction referred to in Section 1 above (one-half of the Net Shares acquired upon exercise of a pre-2003 option), if the Officer's level of ownership of Company stock does not meet the applicable target level of ownership determined in accordance with the Requirements or if a sale of Company stock would cause the Officer's level of ownership of Company stock to fall short of the applicable target, then the Officer will not, prior to the termination of the Officer's employment with the Company, sell or otherwise transfer (other than as permitted by Section 4 below) more than one-half of such shares.

         3. As to all shares of Company stock that the Officer may own on the date hereof (regardless of whether such shares were previously acquired upon exercise of an option or otherwise), if the Officer's level of ownership of Company stock does not meet the applicable target level of ownership determined in accordance with the Requirements or if a sale of Company stock would cause the Officer's level of ownership of Company stock to fall short of the applicable target, then the Officer will not, prior to the termination of the Officer's employment with the Company, sell or otherwise transfer (other than as permitted by Section 4 below) more than one-half of such shares in the aggregate.

         4. The foregoing transfer restrictions shall not apply with respect to either (1) a transfer to the Officer's spouse or minor child who resides with the Officer, or (2) a transfer to a trust established for estate and/or tax planning purposes that is revocable by the Officer and/or the Officer's spouse; provided, that the transferee spouse, child or trust, as applicable, shall not be able to further transfer the subject shares unless and until such shares could have been transferred by the Officer in accordance with this Agreement had the Officer continued to own such shares directly.

         5. In addition to the transfer restrictions set forth in this Agreement, the Officer further agrees that, so long as he or she is subject to the Requirements, the Officer will comply with the requirement to notify the Company's Chairman of the Board and Chief Executive Officer at least ninety days in advance of any sale or other transfer of shares of Company stock.

         6. This Agreement, and the restrictions imposed hereunder on the Officer and any shares of Company stock he or she may own or acquire, shall terminate upon and cease to apply following a Change in Control Event (as such term is defined in the Company's 1997 Stock Incentive Plan), except that if a Change in Control Event is triggered by stockholder approval of a transaction or other event and that transaction or other event is not actually consummated, this Agreement and the restrictions hereunder shall continue in effect notwithstanding such Change in Control Event.

         7. To the extent permitted by applicable law, the Company may issue stop transfer instructions and/or impose legend conditions on certificates evidencing any shares of Company stock to be issued to the Officer to enforce the restrictions set forth herein. The Compensation Committee of the Board may, in its sole discretion, permit exceptions to the covenants and restrictions set forth herein on a case-by-case basis or otherwise.

         8. The Officer is also subject to applicable federal and state laws and Company policies restricting trading when in possession of material non-public or "inside" information. These policies, laws and rules may also limit the Officer's ability to buy or sell shares from time to time. Affiliates of the Company (which term may include the Officer) may also be subject to reporting obligations and potential liability under Section 16 of the Securities Exchange Act of 1934. Any resales of Company shares by an affiliate must be made in accordance with the volume, manner of sale, notice and other requirements of SEC Rule 144. Compliance with this Agreement and the Requirements is in addition to, not in lieu of, compliance with applicable laws and Company policies.

         9. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to conflicts of laws principles thereunder.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

"OFFICER"                                  APRIA HEALTHCARE GROUP INC.

________________________________           By:__________________________________
Signature
                                           Its:_________________________________
________________________________
Print Name

                                                                      EXHIBIT A

                           APRIA HEALTHCARE GROUP INC.

                          STOCK OWNERSHIP REQUIREMENTS
                          FOR SENIOR EXECUTIVE OFFICERS


Consistent with an emphasis on higher standards of corporate governance, the Board of Directors (the "Board") of Apria Healthcare Group Inc. (the "Company") believes that the investment community values stock ownership by senior management and that, by holding an equity position in the Company, officers demonstrate their commitment to and belief in the long-term profitability of the Company. Accordingly, the Board believes that ownership of Company stock by officers should be encouraged.


COVERED OFFICERS
----------------
These  Stock  Ownership   Requirements  For  Senior  Executive  Officers  (these
"Requirements") apply to the Company's officers at the Senior Vice President level and above (each, a "Senior Executive Officer").


TARGET OWNERSHIP
----------------
Each Senior Executive Officer should seek to acquire and maintain a level of ownership of Company common stock (determined based on the fair market value of such stock from time to time) as follows:

                                                            Ownership Target
Officer                                               as Multiple of Base Salary
-------                                               --------------------------
CEO                                                              3.0 x
COO                                                              2.5 x
Executive Vice Presidents, CFO and General Counsel               2.0 x
Senior Vice Presidents                                           1.5 x

Each Senior Executive Officer should work toward achieving these levels of ownership with the objective of meeting the Requirements by January 31, 2008 or within five years of becoming subject to these Requirements, as applicable. Once a Senior Executive Officer has achieved the targeted level of stock ownership, the Senior Executive Officer (1) should maintain at least that level of ownership for the duration of his or her tenure with the Company and (2) within three years after receiving an increase in salary or a promotion, should seek to achieve the resulting greater target level of ownership.


IMPLEMENTATION
--------------
For purposes of determining whether the above ownership target is satisfied, the following sources of stock ownership will be included:

     - shares of Company common stock purchased by a Senior Executive Officer on the open market or acquired and held upon exercise of stock options and/or after the vesting of any Company restricted stock awards;

     - shares of Company common stock owned directly by a Senior Executive Officer's spouse or minor children who reside with the Senior Executive Officer; and

     - shares of Company common stock held in a trust established for estate and/or tax planning purposes that is revocable by the Senior Executive Officer and/or the Senior Executive Officer's spouse.

For purposes of determining whether the ownership target is satisfied, the following sources will not be included:

     -  shares underlying any outstanding options; and

     -  shares of unvested restricted stock.


STOCK RETENTION; ONE-YEAR HOLDING PERIOD
----------------------------------------
Upon exercise of an option, the Board understands that a Senior Executive Officer may reasonably need to sell a portion of the shares acquired in order to settle any financing of the exercise price. For purposes of these Requirements, the "net" number of shares of stock received upon exercise of an option refers to the total number of shares acquired on exercise less the number of shares sold in order to pay the exercise price of the option and/or settle any financing of such exercise price. The Board also understands that a Senior
Executive Officer may reasonably need to sell a portion of the net number of shares acquired upon exercise of an option or a portion of the shares subject to a restricted stock award that become vested, as the case may be, in order to provide for related tax obligations. Accordingly, for options granted after January 1, 2003 and any restricted stock awards, the Board believes that, of the net number of shares acquired upon exercise of an option or of the number of shares subject to a restricted stock award that become vested, as the case may be, up to 50% of such shares should be available to provide for related tax obligations. The balance of the shares so acquired (the 50% of such number of shares not used to provide for related tax obligations, also referred to as the "Net Shares") should not be sold or otherwise transferred by the Senior Executive Officer (other than in accordance with the spouse/child/tax planning exception provided below) until the earlier of:

     (A) the termination of the officer's employment with the Company, or

     (B) one year after the officer acquired the shares upon exercise of the stock option or one year after the shares subject to a restricted stock award became vested, as the case may be.

After the one-year holding period, if the officer's ownership of Company stock meets the applicable target indicated above (and a sale would not cause the officer to fall short of the target), then all of the shares acquired pursuant to the award could be sold. If the officer's ownership of Company stock does not meet the applicable target indicated above or to the extent a sale of the Net Shares acquired pursuant to the award would cause the officer to fall short of the target, then, after expiration of such one-year holding period, the officer may not sell or otherwise transfer (other than in accordance with the spouse/child/tax planning exception provided below) more than half of the Net Shares and the remaining shares should continue to be held as an investment in the Company counting toward meeting the applicable target for the rest of the officer's career with the Company or, if earlier, until the officer has acquired a sufficient number of other shares so that a sale of such shares would not cause the officer to fall short of the target.

     Stock Option Example: Assume that a Senior Executive Officer exercises a stock option for 100 shares and sells 60 shares to settle financing of the exercise price. The officer acquired 40 "net" shares in this example. The officer could sell up to 20 of those net shares to provide for related tax obligations. The other 20 shares (the Net Shares) should be retained by the Senior Executive Officer for at least one year after the option exercise date. Of the 20 shares retained: (A) all 20 could be sold after the one-year period if the officer then satisfied the target ownership level (and the sale would not cause the officer to fall short of the target), or
     (B) if the officer did not satisfy the target ownership level after the one-year period, 10 of the shares could be sold but the officer should continue to hold the other 10.

     Restricted Stock Example: Assume that a Senior Executive Officer receives a restricted stock award that vests as to 100 shares. The officer could sell up to 50 of those shares to provide for related tax obligations. The other 50 shares (the Net Shares) should be retained by the Senior Executive Officer for at least one year after the date that the shares became vested. Of the 50 shares retained: (A) all 50 could be sold after the one-year period if the officer then satisfied the target ownership level (and the sale would not cause the officer to fall short of the target), or (B) if the officer did not satisfy the target ownership level after the one-year period, 25 of the shares could be sold but the officer should continue to hold the other 25.

The foregoing transfer restrictions shall not apply with respect to either (1) a transfer to one's spouse or minor child who resides with the Senior Executive Officer, or (2) a transfer to a trust established for estate and/or tax planning purposes that is revocable by the Senior Executive Officer and/or his or her spouse; provided, that the transferee spouse, child or trust, as applicable, shall not be able to further transfer the subject shares unless and until such shares could have been transferred by the Senior Executive Officer in accordance with these Requirements had the Senior Executive Officer continued to own such shares directly.


OWNERSHIP OPPORTUNITIES
-----------------------
Various alternatives for accumulating shares of the Company's stock are available to Senior Executive Officers:

     -  exercise  employee stock options and hold the net shares acquired (after
        selling   enough   shares  to  pay  the  purchase   price  and  the  tax
        obligations); and

     - using bonus money or other funds, purchase shares directly on the open market (subject to compliance with securities laws and the Company's black-out policy, etc.).


HEDGING TRANSACTIONS
--------------------
Senior Executive Officers should not engage in the purchase or sale of puts, calls or other hedging transactions involving Company stock.


NOTIFICATION OF CHAIRMAN
------------------------
Any Senior Executive Officer who desires to sell or otherwise transfer Company stock (including, without limitation, a transfer to a trust, spouse, child and any other transfer for charitable or estate planning purposes) should give at least ninety days advance written notice of the proposed transfer to the Company's Chairman of the Board, with a copy to the Chief Executive Officer. The notice should include the number of shares that the officer proposes to sell or transfer and the expected date of the transfer, and a brief description of the nature of the contemplated transaction (e.g., an open market sale, transfer to a trust for tax planning purposes, etc.). With respect to shares that the officer proposes to acquire upon exercise of a stock option and then sell, the notice may be given in connection with, or in advance of, the officer's exercise of the stock option and acquisition of the shares. With respect to shares subject to a restricted stock award that the officer proposes to sell after vesting, the notice may be given in connection with, or in advance of, the vesting of the shares.

An officer is not, merely by giving the notice to the Company referred to in the preceding paragraph, committed to effect the proposed sale or other transfer described in such notice. However, following the 90-day notice period, if the officer still desires to effect such sale or other transfer, the officer should do so reasonably promptly. In the event the ninetieth day following the date on which an officer gave notice to the Company of a proposed sale or other transfer (or the first trading day thereafter if such date is not a trading day) occurs during a blackout period in which such a sale or other transfer would be prohibited by the Company's insider trading policies, then the officer has until the end of the immediately succeeding open trading window pursuant to such policies to effect such sale or other transfer. If a sale or other transfer is not completed within the foregoing periods of time, or if there are other material changes to the terms of the contemplated transaction as described in the original notice to the Company, then the officer should file a new notice with the Company pursuant to the preceding paragraph at least ninety days in advance of the contemplated transaction date if the officer still desires to effect such sale or other transfer.

An officer who is subject to these Requirements and who ceases to be a Senior Executive Officer as a result of the officer's retirement or other voluntary resignation from employment shall continue to be subject to this notification requirement for the one-year period following the date on which he or she ceases to be a Senior Executive Officer. Such notice requirement, however, shall not continue to apply following a termination by the Company of the Senior Executive Officer's employment.


TERMINATION UPON CHANGE IN CONTROL EVENT
----------------------------------------
These Requirements, and the restrictions hereunder, shall terminate upon and cease to apply following a Change in Control Event (as such term is defined in the stock option or incentive plan applicable to the option or under which such shares were acquired from the Company or, if not so defined, as defined in the Company's 1997 Stock Incentive Plan), except that if a Change in Control Event is triggered by stockholder approval of a transaction or other event and that transaction or other event is not actually consummated, these Requirements and the restrictions hereunder shall continue in effect notwithstanding such Change in Control Event.


OTHER IMPORTANT INFORMATION
---------------------------
Senior Executive Officers are also subject to applicable federal and state laws and Company policy restricting trading on material non-public or "inside" information. These laws and rules may also limit a Senior Executive Officer's ability to buy or sell shares from time to time. Affiliates of the Company may also be subject to reporting obligations and potential matching liability under
Section 16 of the Securities Exchange Act of 1934. Any resales of Company shares by an affiliate must typically be made in accordance with the volume, manner of sale, notice and other requirements of SEC Rule 144. Compliance with these Requirements is in addition to, not in lieu of, compliance with any other applicable laws or Company policies.